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                                                                 EXHIBIT 10.6.1

                                 PROMISSORY NOTE


$1,500,000                                                    December 5, 2000


                FOR VALUE RECEIVED, the undersigned, CLAYTON A. THOMAS, JR. (the "BORROWER") promises to pay to the order of NET2000 COMMUNICATIONS GROUP, INC., a Delaware corporation (the "LENDER"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), or, if less, the aggregate outstanding amount of the Loan defined in the Agreement referred to below, together with interest thereon as set forth below, at its offices or such other place as the Lender may designate in writing.

        1. Agreement. This Promissory Note (the "NOTE") is executed and delivered by the Borrower in connection with loans which may be made by the Lender to the Borrower pursuant to the terms and conditions of that certain letter agreement dated of even date herewith (as the same may be amended, modified or restated from time to time, the "AGREEMENT") between the Borrower and the Lender. This Note is subject to the terms and conditions of the Agreement and is entitled to the benefits of the security described in and provided for in the Pledge Agreement (as defined in the Agreement). Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Agreement.

        2. Interest Rate Provisions. Except as provided in Section 2.2 hereof, from the date hereof and thereafter until the outstanding amount hereof is paid in full, interest shall accrue on the principal balance of this Note outstanding from time to time at the Prime Rate (as defined below) plus a margin of 1% per annum (the "INTEREST RATE"), and shall be paid currently in cash on a monthly basis on each Payment Date (as defined below).

                2.2 Default Interest Rate. If the Borrower shall default in the payment of the principal of or interest on the Note or any other amount becoming due hereunder after any applicable cure period, by acceleration or otherwise, or under any other Document, whether or not such default is declared, the Interest Rate shall increase to the Prime Rate plus a margin of 3% per annum and interest shall be paid currently in cash on a monthly basis on each Payment Date (as defined below) until the payment in full of all overdue payments or other cure of such Event of Default.

                2.3 Calculation of Interest. Interest shall be computed for each payment period on the principal balance for the actual number of days outstanding over a year of 365 or 366 days, as applicable.

                As used herein, "Prime Rate" means, at any time, the greater of the rate of interest per annum then most recently announced or established by The Toronto Dominion Bank at its principal office in New York City as its highest commercial prime or base rate then in effect. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the Borrower at the time of such change in the Prime Rate.

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        3.      Payment Provisions.

                3.1     Interest Payments.

                        (a) Pay Rate Interest. Commencing on the last day of the calendar month following the date the initial advance of the Loan is made and continuing on the last day of each succeeding calendar month thereafter (each such date, a "PAYMENT DATE"), the Borrower shall pay in cash to the Lender monthly installments of interest only (in arrears) at the applicable Interest Rate on the then outstanding principal balance under this Note.

                3.2 Principal Payments and Payment at Maturity. On the Maturity Date, the entire then outstanding principal balance of this Note, together with all accrued but unpaid interest, and all other sums owed hereunder shall be due and payable in full in cash without further notice or demand.

                3.3 Prepayments; Application of Payments. The Borrower may prepay the then outstanding principal amount of this Note in whole or in part at any time without premium or penalty.

                3.4. Mandatory Prepayment of the Note. In the event that the Borrower is no longer employed by the Lender for any reason whatsoever (whether because of termination, death or otherwise) (the first date on which Borrower is no longer employed, the "TERMINATION DATE") the Loan, together with all accrued interest therein and all other obligations payable pursuant to this Agreement, the Note and the Pledge Agreement, shall become due and payable no later than thirty (30) days from the Termination Date.

                3.5 Payments Generally. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the Lender, at its office located at 2180 Fox Mill Road, Herndon, Virginia 20171 or at such other place as shall be designated in writing to the Borrower for such purpose.

        4. Assignment. This Note and the obligations hereunder may not be assigned by the Borrower without the prior written consent of the Lender.

        5. Default and Remedies. The occurrence of an Event of Default under the Agreement shall constitute a default hereunder and, so long as such Event of Default shall continue, shall entitle the Lender to exercise the rights and remedies specified in the Agreement, as well as those available at law or in equity.

        6. Waivers. The Borrower hereby waive presentment, demand, protest, or further notice of any kind.

        7. Controlling Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of New York.
                           [Signatures on next page]


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               IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its seal affixed on the day and year first above written.




                                     /s/Clayton A. Thomas, Jr.
                                     -------------------------------------------
                                     CLAYTON A. THOMAS, JR.




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COMMONWEALTH OF VIRGINIA)
                        )       ss:
COUNTY OF FAIRFAX       )


               On this 8th day of December, 2000, before me personally appeared CLAYTON A. THOMAS, JR., to me known to be the person who executed the foregoing instrument and who being by me duly sworn, did depose and say that he resides at 811 Water Place, Alexandria, Virginia and that he signed his name to the foregoing instrument.

               SEAL
                                     /s/Jennifer S. Fabris
                                     -------------------------------------------
                                     NOTARY PUBLIC


My commission expires on:  5/31/2004